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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated January 17, 2001 on the financial statements of BioSphere Medical, Inc. and subsidiaries as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000, included in this Form 10-K.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 28, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS